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                                                                     EXHIBIT 1.2

                                 AUTOZONE, INC.
                             (a Nevada corporation)

                                 Debt Securities

                                 TERMS AGREEMENT

                                                                    May 29, 2003

To: AutoZone, Inc.
    123 South Front Street
    Memphis, Tennessee 38103

Ladies and Gentlemen:

                  We understand that AutoZone, Inc., a Nevada corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its senior debt securities (such securities also being hereinafter referred to as the "Underwritten Securities"). Each provision of the Underwriting Agreement dated May 29, 2003 among the Company, Citigroup Global Markets Inc. and SunTrust Capital Markets, Inc. is hereby incorporated by reference herein in its entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if such provision had been set forth in full herein. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the principal amount of Underwritten Securities opposite their names set forth below at the purchase price set forth below.

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
                                                                                         Principal Amount
Underwriter                                                                         of Underwritten Securities
-----------                                                                         --------------------------
Citigroup Global Markets Inc....................................................          $  60,000,000
SunTrust Capital Markets, Inc...................................................             60,000,000
Banc of America Securities LLC..................................................             10,760,000
Fleet Securities, Inc...........................................................             10,760,000
J.P. Morgan Securities Inc......................................................             10,760,000
Merrill Lynch, Pierce Fenner & Smith............................................             10,760,000
                  Incorporated
Wachovia Securities, Inc........................................................             10,760,000
Banc One Capital Markets, Inc...................................................              2,620,000
BNP Paribas Securities Corp.....................................................              2,620,000
BNY Capital Markets, Inc........................................................              2,620,000
Credit Lyonnais Securities (USA) Inc............................................              2,620,000
Fifth Third Securities, Inc.....................................................              2,620,000
FTN Financial Securities Corp...................................................              2,620,000
McDonald Investments Inc........................................................              2,620,000
Morgan Keegan & Company, Inc....................................................              2,620,000
NatCity Investments, Inc........................................................              2,620,000
U.S. Bancorp Piper Jaffray Inc..................................................              2,620,000
                                                                                          -------------
Total...........................................................................          $ 200,000,000
                                                                                          =============

           The Underwritten Securities shall have the following terms:

Title:                       4.375% Senior Notes due 2013

Ranking:                     Senior and unsecured

Ratings:                     Baa2/BBB+

Aggregate principal amount:  $200,000,000

Denominations:               $1,000 and integral multiples of $1,000

Currency of payment:         U.S. Dollars

Interest rate or formula:    4.375%

Interest payment dates:      June 1 and December 1

Regular record dates:        May 15 and November 15

Stated maturity date:        June 1, 2013

Redemption provisions:       The Underwritten Securities will be redeemable, in
                             whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to accrued and unpaid interest on the

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                             principal amount being redeemed to the redemption
                             date, plus the greater of (i) 100% of the principal amount of such Underwritten Securities; and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on such Underwritten Securities (not including any portion of such payments of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 0.20%. The terms of these redemption provisions (including defined terms) will be as set forth in the Prospectus Supplement dated the date hereof relating to the Underwritten Securities.

Sinking fund requirements:   None

Conversion provisions:       None

Listing requirements:        None

Restriction on sale of       Until the Closing Time in accordance with Section
 Securities:                 3(j) of the Underwriting Agreement

Type of offering:            Fixed price offering

Initial public offering      99.17% of the principal amount, plus accrued
price per Underwritten       interest, if any, from June 3, 2003
Security:

Purchase price per           98.52% of principal amount, plus accrued interest,
 Underwritten Security       if any, from June 3, 2003. The selling concession
 payable by Underwriters:    shall be 0.40% and the reallowance concession
                             shall be 0.25%, in each case of the principal amount of the Underwritten Securities

Form:                        One registered note in global form

Other terms and conditions:  The Underwriters hereby agree to reimburse, at the
                             Closing Time, the Company for expenses incurred by the Company in connection with the offering of the Underwritten Securities of $100,000

Closing Time and location:   10:00 A.M. (New York City time), on June 3, 2003,
                             at the offices of Simpson Thacher & Bartlett, 425
                             Lexington Avenue, New York, New York, 10017

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                  Please accept this offer no later than 4:30 P.M. (New York
City time) on May 29, 2003 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                   Very truly yours,

                                   CITIGROUP GLOBAL MARKETS INC.

                                   By: /s/ Michael Eck
                                       --------------------------------
                                            Authorized Signatory

                                   SUNTRUST CAPITAL MARKETS, INC.

                                   By: /s/ James J. Stathis
                                       --------------------------------
                                            Authorized Signatory

                                   Acting on behalf of themselves and the other
                                     several named Underwriters.

Accepted:

AUTOZONE, INC.

By: /s/ Michael Archbold
    -------------------------------
    Name: Michael Archbold
    Title: Senior Vice President and
    Chief Financial Officer

By: /s/ James A. Cook III
    -------------------------------
    Name: James A. Cook III
    Title: Vice President and Treasurer

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